Exhibit 3.2



                                     BYLAWS

                                       OF

                              CHINA AGRITECH, INC.











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TABLE OF CONTENTS
ARTICLE I     3
    OFFICES....................................................................3
        Section 1.1     Registered Office.............................3
        Section 1.2     Other Offices.................................3
ARTICLE II    3
    STOCKHOLDERS...............................................................3
        Section 2.1     Place of Meetings.............................3
        Section 2.2     Annual Meeting................................3
        Section 2.3     List of Stockholders..........................3
        Section 2.5     Notice........................................4
        Section 2.6     Quorum........................................4
        Section 2.8     Method of Voting..............................5
        Section 2.9     Record Date; Closing Transfer Books...........5
        Section 2.10    Action by Consent.............................5
        Section 2.11    Notice of Matters to be Considered............5
        Section 2.12    Nominations...................................6
ARTICLE III   7
    BOARD OF DIRECTORS.........................................................7
        Section 3.1     Management....................................7
        Section 3.2     Qualification; Election; Term.................7
        Section 3.3     Number........................................7
        Section 3.5     Vacancies.....................................7
        Section 3.6     Place of Meetings.............................8
        Section 3.7     Annual Meeting................................8
        Section 3.8     Regular Meetings..............................8
        Section 3.9     Special Meetings..............................8
        Section 3.10    Quorum........................................8
        Section 3.11    Interested Directors..........................8
        Section 3.12    Action by Consent.............................9
        Section 3.13    Compensation of Directors.....................9
ARTICLE IV    9
    COMMITTEES.................................................................9
        Section 4.1     Designation...................................9
        Section 4.2     Number; Qualification; Term...................9
        Section 4.3     Authority.....................................9
        Section 4.4     Change in Number.............................10
        Section 4.5     Removal......................................10
        Section 4.7     Meetings.....................................10
        Section 4.8     Quorum; Majority Vote........................10
        Section 4.9     Compensation.................................10
        Section 4.10    Committee Charters...........................10
ARTICLE V    11
    NOTICE....................................................................11
        Section 5.1     Form of Notice...............................11
        Section 5.2     Waiver.......................................11
ARTICLE VI   11
    OFFICERS AND AGENTS.......................................................11
        Section 6.1     In General...................................11
        Section 6.3     Other Officers and Agents....................11

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        Section 6.4     Compensation.................................11
        Section 6.5     Term of Office and Removal...................11
        Section 6.6     Employment and Other Contracts...............12
        Section 6.7     Chairman of the Board of Directors...........12
        Section 6.8     President....................................12
        Section 6.9     Vice Presidents..............................12
        Section 6.10    Secretary....................................12
        Section 6.11    Assistant Secretaries........................12
        Section 6.12    Treasurer....................................12
        Section 6.13    Assistant Treasurers.........................13
        Section 6.14    Bonding......................................13
ARTICLE VII  13
    CERTIFICATES REPRESENTING SHARES..........................................13
        Section 7.1     Form of Certificates.........................13
        Section 7.2     Lost Certificates............................13
        Section 7.3     Transfer of Shares...........................14
        Section 7.4     Registration of Transfer.....................14
        Section 7.5     Registered Stockholders......................14
        Section 7.6     Denial of Preemptive Rights..................14
ARTICLE VIII 14
    GENERAL PROVISIONS........................................................14
        Section 8.1     Dividends....................................14
        Section 8.2     Reserves.....................................15
        Section 8.3     Telephone and Similar Meetings...............15
        Section 8.4     Books and Records............................15
        Section 8.6     Seal.........................................15
        Section 8.7     Advances of Expenses.........................15
        Section 8.8     Indemnification..............................15
        Section 8.9     Employee Benefit Plans.......................16
        Section 8.10    Insurance....................................16
        Section 8.11    Resignation..................................16
        Section 8.12    Amendment of Bylaws..........................16
        Section 8.13    Construction.................................16
        Section 8.14    Table of Contents; Headings..................16
        Section 8.15    Relation to Certificate of Incorporation.....16

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                                     BYLAWS
                                       OF
                              CHINA AGRITECH, INC.

                                    ARTICLE I
                                     OFFICES

     Section 1.1 Registered Office. The registered office and registered agent of China Agritech, Inc. (the "Corporation") will be as from time to time set forth in the Corporation's Certificate of Incorporation or in any certificate filed with the Secretary of State of the State of Delaware, and the appropriate county Recorder or Recorders, as the case may be, to amend such information.

     Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

     Section 2.1 Place of Meetings. All meetings of the stockholders for the election of Directors will be held at such place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2 Annual Meeting. An annual meeting of the stockholders will be held at such time as may be determined by the Board of Directors, at which meeting the stockholders will elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 2.3 List of Stockholders. At least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock transfer books. Such list will be kept on file at the registered office of the Corporation for a period of ten (10) days prior to such meeting and will be subject to inspection by any stockholder at any time during usual business hours. Such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any stockholder who may be present.

     Section 2.4 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, the Certificate of Incorporation or these Bylaws, may be called by the President or the Board of


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Directors,  or will be called by the  President  or  Secretary at the request in writing of the holders of not less than thirty percent (30%) of all the shares issued, outstanding and entitled to vote. Such request will state the purpose or purposes of the proposed meeting. Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

     Section 2.5 Notice. Written or printed notice stating the place, day and hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     Section 2.6 Quorum. With respect to any matter, the presence in person or by proxy of the holders of a majority of the shares entitled to vote on that matter will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. For purposes of determining the presence or absence of a quorum under this Section 2.6, abstentions and broker non-votes (as such terms are defined in Section 2.7) shall be treated as shares present and entitled to vote.

     Section 2.7 Voting. When a quorum is present at any meeting of the Corporation's stockholders, the vote of the holders of a majority of the shares entitled to vote on, and voted for or against, any matter will decide any questions brought before such meeting, unless the question is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question but if such other express provision does not specify that the affirmative vote of a given percent of outstanding shares are required, the matter shall be approved or adopted if the required percent of the shares entitled to vote, present in person or represented by proxy and voting for or against such a matter has voted for. Abstentions and broker non-votes are not counted (even though such shares are considered present and entitled to vote for purposes of determining a quorum pursuant to Section 2.6). The term "abstentions" shall refer to shares which are not voted for or against a particular question by a holder or holders present in person or by proxy at a meeting and entitled to vote such shares on such question. The term "broker non-vote" shall refer to shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on that particular question on which the vote is being counted.


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Anything herein to the contrary notwithstanding,  any alteration,  amendment, or repeal of Sections 2.7, 3.2, 3.3, 3.4, 3.5, 3.10, and 8.12, or adoption of any provision inconsistent therewith, by the shareholders shall require the vote of the holders of two-thirds (2/3) of the shares having voting power. The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 2.8 Method of Voting. Each outstanding share of the Corporation's capital stock, regardless of class or series, will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series are limited or denied by the Certificate of Incorporation, as amended from time to time. At any meeting of the stockholders, every stockholder having the right to vote will be entitled to vote in person or by proxy executed in writing by such stockholder and bearing a date not more than three (3) years prior to such meeting, unless such instrument provides for a longer period. A telegram, telex, cablegram or similar transmission by the stockholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the stockholder, shall be treated as an execution in writing for purposes of the preceding sentence. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for Directors will be in accordance with Article III of these Bylaws. Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer orders or any stockholder demands that voting be by written ballot.

     Section 2.9 Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the close of business on the date next preceding the day on which the notice is given will be the record date, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held will be the record date.

     Section 2.10 Action by Consent. Except as prohibited by law, any action required or permitted by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and will be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the minute book.

     Section 2.11 Notice of Matters to be Considered. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of


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Directors, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such pubic disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.11; provided, however, that nothing in this Section 2.11 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.11, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 2.12 Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2.12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting; provided, however, that in the event that less than sixty-five (65) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required


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to be disclosed in solicitations for proxies for election of Directors  pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 3.1 Management. The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

     Section 3.2 Qualification; Election; Term. Each Director must be a natural person at least 18 years of age. None of the Directors need be a stockholder of the Corporation or a resident of the State of Delaware. The Directors will be elected by plurality vote at the annual meeting of the stockholders, except as hereinafter provided, and each Director elected will hold office until whichever of the following occurs first: his successor is elected and qualified, his resignation, his removal from office by the stockholders or his death.

     Section 3.3 Number. The number of Directors of the Corporation will be at least one (1). The number of Directors authorized will be fixed as the Board of Directors may from time to time designate, or if no such designation has been made, the number of Directors will be the same as the number of members of the initial Board of Directors as set forth in the Certificate of Incorporation. No decrease in the number of Directors will have the effect of shortening the term of any incumbent Director.

     Section 3.4 Removal. Any Director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of the stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote for the election of such Director; provided, that notice of intention to act upon such matter has been given in the notice calling such meeting.

     Section 3.5 Vacancies. Newly created directorships resulting from any increase in the authorized number of Directors and any vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, may be filled by the vote of a majority of the Directors then in office, though less than a quorum, or a successor or successors may be chosen at a special meeting of the stockholders called for that purpose. A Director elected to fill a vacancy will be elected for the unexpired term of his predecessor in office or


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until  whichever of the  following  occurs  first:  his successor is elected and qualified, his resignation, his removal from office by the stockholders or his death.

     Section 3.6 Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors.

     Section 3.7 Annual Meeting. The first meeting of each newly elected Board of Directors will be held without further notice immediately following the annual meeting of stockholders and at the same place, unless by unanimous consent, the Directors then elected and serving shall change such time or place.

     Section 3.8 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as is from time to time determined by resolution of the Board of Directors.

     Section 3.9 Special Meetings. Special meetings of the Board of Directors may be called by the President on oral or written notice to each Director, given either personally, by telephone, by telegram or by mail; special meetings will be called by the President or the Secretary in like manner and on like notice on the written request of at least two (2) Directors. Except as may be otherwise expressly provided by law, the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

     Section 3.10 Quorum. At all meetings of the Board of Directors the presence of a majority of the number of Directors then in office will be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

     Section 3.11 Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation's Directors or officers are Directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof


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or  the  stockholders.   Common  or  interested  Directors  may  be  counted  in
determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

     Section 3.12 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.

     Section 3.13 Compensation of Directors. Directors will receive such compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, may establish; provided that nothing herein contained will be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                                   COMMITTEES

     Section 4.1 Designation. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate from among its members an executive committee and one or more such other committees as it may determine necessary.

     Section 4.2 Number; Qualification; Term. The executive committee and any other designated committees shall consist of two or more Directors, not less than a majority of whom in each case shall be Directors who are not officers or employees of the Corporation. The committees shall serve at the pleasure of the Board of Directors.

     Section 4.3 Authority. Each committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except in the following matters and except where action of the full Board of Directors is required by statute or by the Certificate of Incorporation:

          (a)  Amending the Certificate of Incorporation;

          (b) Amending, altering or repealing the Bylaws of the Corporation or adopting new Bylaws;

          (c)  Approving and/or recommending or submitting to stockholders:

               (1)  merger

               (2)  consolidation

               (3) sale, lease (as lessor), exchange or other disposition of all or substantially all the property and assets of the Corporation;

               (4)  dissolution;

          (d)  Filling   vacancies  in  the  Board  of  Directors  or  any  such
               committee;


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          (e)  Electing or removing  officers of the  Corporation  or members of any such committee;

          (f) Fixing compensation of any person who is a member of any such committee;

          (g)  Declaring dividends; and

          (h)  Altering or repealing any resolution of the Board of Directors.

     Section 4.4 Change in Number. The number of committee members may be increased or decreased (but not below two) from time to time by resolution adopted by a majority of the whole Board of Directors.

     Section 4.5 Removal. Any committee member may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board, whenever in its judgment the best interests of the Corporation will be served thereby.

     Section 4.6 Vacancies. A vacancy occurring in any committee (by death, resignation, removal or otherwise) may be filled by the Board of Directors in the manner provided for original designation in Section 4.1.

     Section 4.7 Meetings. Time, place and notice (if any) of all committee meetings shall be determined by the respective committee. Unless otherwise determined by a particular committee, meetings of the committees may be called by any Director of the Corporation on not less than 12 hours' notice to each member of the committee, either personally or by mail, telephone (including voice mail), email or other electronic or other delivery means. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in a notice or waiver of notice of any meeting. (See also Section 8.3).

     Section 4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the committee, the members present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting until a quorum is present.

     Section 4.9 Compensation. Compensation of committee members shall be fixed pursuant to the provisions of Section 3.13 of these bylaws.

     Section 4.10 Committee Charters. Any committee designated by the Board may adopt a charter governing any of the matters covered by Sections 4.2 and 4.4 through 4.9 and, to the extent approved by the Board of Directors, any such charter shall supercede the provisions of Sections 4.2 and 4.4 through 4.9.


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                                    ARTICLE V
                                     NOTICE

     Section  5.1  Form  of  Notice.   Whenever  by  law,  the   Certificate  of
Incorporation or these Bylaws, notice is to be given to any Director or stockholder, and no provision is made as to how such notice is to be given, such notice may be given: (i) in writing, by mail, postage prepaid, addressed to such Director or stockholder at such address as appears on the books of the Corporation or (ii) in any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mail.

     Section 5.2 Waiver. Whenever any notice is required to be given to any stockholder or Director of the Corporation as required by law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a stockholder or Director at a meeting will constitute a waiver of notice of such meeting, except where such stockholder or Director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

                                   ARTICLE VI
                               OFFICERS AND AGENTS

     Section 6.1 In General. The officers of the Corporation will be elected by the Board of Directors and will be a President, Secretary and Treasurer. The Board of Directors may also elect a Chairman of the Board, Vice Chairman of the Board, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any two (2) or more offices may be held by the same person.

     Section 6.2 Election. The Board of Directors, at its first meeting after each annual meeting of stockholders, will elect the officers, none of whom need be a member of the Board of Directors.

     Section 6.3 Other Officers and Agents. The Board of Directors may also elect and appoint such other officers and agents as it deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board of Directors.

     Section 6.4 Compensation. The compensation of all officers and agents of the Corporation will be fixed by the Board of Directors or any committee of the Board of Directors, if so authorized by the Board of Directors.

     Section 6.5 Term of Office and Removal. Each officer of the Corporation will hold office until his death, his resignation or removal from office, or the election and qualification of his successor, whichever occurs first. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the entire Board of Directors, but such removal will not prejudice the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.


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

     Section 6.6 Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts that will have terms no longer than ten (10) years and contain such other terms and conditions as the Board of Directors deems appropriate. Nothing herein will limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

     Section 6.7 Chairman of the Board of Directors. If the Board of Directors has elected a Chairman of the Board, he will preside at all meetings of the stockholders and the Board of Directors. Except where by law the signature of the President is required, the Chairman will have the same power as the President to sign all certificates, contracts and other instruments of the Corporation. During the absence or disability of the President, the Chairman will exercise the powers and perform the duties of the President.

     Section 6.8 President. The President will be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, will supervise and control all of the business and affairs of the Corporation. He will, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors. The President will have all powers and perform all duties incident to the office of President and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

     Section 6.9 Vice Presidents. Each Vice President will have the usual and customary powers and perform the usual and customary duties incident to the office of Vice President, and will have such other powers and perform such other duties as the Board of Directors or any committee thereof may from time to time prescribe or as the President may from time to time delegate to him. In the absence or disability of the President and the Chairman of the Board, a Vice
President designated by the Board of Directors, or in the absence of such designation the Vice Presidents in the order of their seniority in office, will exercise the powers and perform the duties of the President.

     Section 6.10 Secretary. The Secretary will attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board of Directors and committees thereof when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary will keep in safe custody the seal of the Corporation. The Secretary will be under the supervision of the President. The Secretary will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

     Section 6.11 Assistant Secretaries. The Assistant Secretaries in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

     Section 6.12 Treasurer. The Treasurer will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of such receipts and disbursements, and will deposit or


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

cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer will render to the Directors whenever they may require it an account of the operating results and financial condition of the Corporation, and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

     Section 6.13 Assistant Treasurers. The Assistant Treasurers in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

     Section 6.14 Bonding. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.

                                   ARTICLE VII
                        CERTIFICATES REPRESENTING SHARES

     Section 7.1 Form of Certificates. Certificates, in such form as may be determined by the Board of Directors, representing shares to which stockholders are entitled, will be delivered to each stockholder. Such certificates will be consecutively numbered and entered in the stock book of the Corporation as they are issued. Each certificate will state on the face thereof the holder's name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. They will be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, ceases to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. Section

     7.2 Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it may require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed


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

or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer of a new certificate.

     Section 7.3 Transfer of Shares. Shares of stock will be transferable only on the books of the Corporation by the holder thereof in person or by such holder's duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 7.4 Registration of Transfer. The Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

          (a)  Endorsement.   The  certificate  is  properly   endorsed  by  the
               registered owner or by his duly authorized attorney; and

          (b) Guarantee and Effectiveness of Signature. The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

          (c) Adverse Claims. The corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

          (d)  Collection  of  Taxes.   Any   applicable  law  relating  to  the
               collection of taxes has been complied with.

     Section 7.5 Registered Stockholders. The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

     Section 7.6 Denial of Preemptive Rights. No stockholder of the Corporation nor other person shall have any preemptive rights whatsoever.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     Section 8.1 Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Delaware General Corporation Law and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment date of such dividend, or the Board of


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

Directors may close the stock transfer books for such purpose for a period of not more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.

     Section 8.2 Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors may deem beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.

     Section 8.3 Telephone and Similar Meetings. Stockholders, Directors and committee members may participate in and hold meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting had not been lawfully called or convened.

     Section 8.4 Books and Records. The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its stockholders and Board of Directors, and will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

     Section 8.5 Fiscal Year. The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.

     Section 8.6 Seal. The Corporation may have a seal, and such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation will have authority to affix the seal to any document requiring it.

     Section 8.7 Advances of Expenses. Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

     Section 8.8 Indemnification. The Corporation will indemnify its Directors to the fullest extent permitted by the Delaware General Corporation Law and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.


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

     Section 8.9 Employee Benefit Plans. For purposes of this Article, the Corporation shall be deemed to have requested a Director or officer to serve as a trustee, employee, agent, or similar functionary of an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a Director or officer with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by a Director or officer with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation.

     Section 8.10 Insurance. The Corporation may at the discretion of the Board of Directors purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify pursuant to law, the Certificate of Incorporation, these Bylaws or otherwise.

     Section 8.11 Resignation. Any Director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation will take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

     Section 8.12 Amendment of Bylaws. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors (subject to the stockholders repealing or changing the action of the Board of Directors, or making new Bylaws, at an annual or special meeting called and held as provided in these Bylaws) at any meeting at which a quorum is present.

     Section 8.13 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

          (a) The remainder of these Bylaws shall be considered valid and operative, and

          (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

     Section 8.14 Table of Contents; Headings. The table of contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matter to be construed in interpretation.

     Section 8.15 Relation to Certificate of Incorporation. These Bylaws are subject to, and governed by, the Certificate of Incorporation.


Adopted June 27, 2005.



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